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                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in this Registration Statement of Security Financial Corp. (the "Company") on Form S-3, of our report dated January 22, 1999 on the 1998 consolidated financial statements of the Company, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.


                                                     /s/  S. R. Snodgrass, A.C.

                                                     S. R. Snodgrass, A.C.


Wexford, Pennsylvania
November 1, 1999